As filed with the Securities and Exchange Commission on 22 December 2009

Registration Statement No. 333-157373

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
REGISTRATION STATEMENT
UNDER
SCHEDULE B OF
THE SECURITIES ACT OF 1933

Commonwealth of Australia
(Name of Registrant)

MR. DAVID PEARL
Minister - Counsellor (Economic)
Australian Embassy
1601 Massachusetts Avenue, N.W.
Washington, D.C. 20036
(Name and address of Authorised Agent of the Registrant in the United States
to receive notices and communications from the Securities and Exchange Commission)

It is requested that copies of notices and communications from the Securities and Exchange Commission be sent to:

ADRIAN J.S. DEITZ, ESQ.
Skadden, Arps, Slate, Meagher & Flom
Level 13
131 Macquarie Street
Sydney, NSW 2000
Australia

Approximate date of commencement of proposed sale to the public:
From time to time after this Registration Statement becomes effective.

The Guarantee of ADI Debt Securities(1) covered by this Registration Statement is to be offered on a delayed or continuous basis pursuant to Release Nos. 33-6240 and 33-6424 under the Securities Act of 1933.

(1)
This Registration Statement covers the Guarantee of the Commonwealth of Australia issued under the Australian Government Guarantee Scheme for Large Deposits and Wholesale Funding (the "ADI Guarantee Scheme") of eligible senior unsecured debt securities ("ADI Debt Securities") of eligible Australian authorised deposit-taking institutions ("ADIs").  Such ADI Debt Securities will be registered on a registration statement of the relevant ADI.  No separate consideration is being paid for the Guarantee.  The Guarantee is not severable from the ADI Debt Securities to which it applies.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

CROSS REFERENCE SHEET

Cross reference sheet between Schedule B of the Securities Act of 1933 and the Prospectus:

Schedule B Item	Heading in Prospectus

1.	Cover Page
2.	Use of Proceeds
3.	*
4.	*
5.	*
6.	***
7.	Authorised Agent in the United States
8.	Use of Proceeds
9.	Use of Proceeds; The Commonwealth of Australia Guarantee
10.	Plan of Distribution
11.	**
12.	Validity of the Guarantee
13.	Plan of Distribution***
14.	**
__________

*
Additional information to be included in the Commonwealth of Australia's Annual Report on Form 18-K filed or to be filed with the Commission, as amended from time to time and incorporated by reference herein.

**
Additional information included in Part II to this Registration Statement or as an exhibit hereto or to be provided from time to time by one or more amendments to this Registration Statement or in one or more reports filed under the Securities Exchange Act of 1934, each of which reports is incorporated by reference in this Registration Statement.

***
Additional information to be provided from time to time in the prospectus and any related prospectus supplement of the relevant ADI offering an issue of ADI Debt Securities and in the registration statement of which such prospectus and any related prospectus supplement form a part.

Subject to completion, dated 22 December 2009

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted

PROSPECTUS

Commonwealth of Australia

Guarantee of Debt Securities of
Australian Authorised Deposit-taking Institutions
covered by
the Australian Government Guarantee Scheme
for Large Deposits and Wholesale Funding

•
In November 2008, in order to promote financial system stability and ensure the continued flow of credit through the economy at a time of heightened turbulence in international capital markets (see generally "Economic Outlook" in the Description of the Commonwealth of Australia included as Exhibit D to the Commonwealth of Australia's Annual Report on Form 18-K for the fiscal year ended 30 June 2009, which Annual Report is incorporated by reference in this prospectus), the Government of the Commonwealth of Australia implemented the Australian Government Guarantee Scheme for Large Deposits and Wholesale Funding, which we refer to as the "ADI Guarantee Scheme".  Under the ADI Guarantee Scheme, eligible authorised deposit-taking institutions, which we refer to as "ADIs", may apply to have eligible senior unsecured debt securities, which we refer to as "ADI Debt Securities", guaranteed by the Commonwealth of Australia.  In its discretion, the Commonwealth of Australia may issue "Eligibility Certificates" evidencing that ADI Debt Securities are guaranteed under the ADI Guarantee Scheme, creating what we refer to as the "Guarantee".  See "The Commonwealth of Australia Guarantee" in this prospectus.

•	The Guarantee of ADI Debt Securities is irrevocable and ranks equally with other unsecured debts and financial obligations of the Commonwealth of Australia.

•
The Commonwealth of Australia will issue one or more prospectus supplements separately identifying the ADI Debt Securities to which the Guarantee relates.  The relevant prospectus supplement will accompany this prospectus.  The Guarantee of ADI Debt Securities will not be issued separately from the related ADI Debt Securities.

•
The terms of each issue of guaranteed ADI Debt Securities will be set forth in a separate prospectus and any related prospectus supplement of the relevant ADI offering such issue of ADI Debt Securities.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offence.

This prospectus may not be used to sell the Guarantee of ADI Debt Securities unless accompanied by a prospectus supplement and a prospectus and any related prospectus supplement of the relevant ADI relating to those ADI Debt Securities.

The date of this prospectus is                     2009.

INDONESIA
PAPUA NEW GUINEA
SOLOMON ISLANDS
TORRES STRAIT
ARAFURA SEA
TIMOR SEA
GULF OF CARPENTARIA
CORAL SEA
INDIAN OCEAN
SOUTH PACIFIC OCEAN
SOUTHERN OCEAN
TASMAN SEA
BASS STRAIT
GREAT AUSTRALIAN BIGHT
Tropic of Capricorn
NORTHERN TERRITORY
WESTERN AUSTRALIA
QUEENSLAND
SOUTH AUSTRALIA
NEW SOUTH WALES
VICTORIA
TASMANIA
ACT
ARNHEM LAND
CAPE YORK PENINSULA
KIMBERLEY
GREAT SANDY DESERT
TANAMI DESERT
GIBSON DESERT
GREAT VICTORIA DESERT
SIMPSON DESERT
NULLARBOR PLAIN
Darwin
Alice Springs
Mount Isa
Townsville
Mackay
Rockhampton
BRISBANE
GOLD COAST
Newcastle
CENTRAL COAST
SYDNEY
WOLLONGONG
CANBERRA
MELBOURNE
GEELONG
ADELAIDE
HOBART
PERTH
Geraldton
Kalgoorlie-Boulder
Broken Hill
Port Augusta
Port Lincoln
Mildura
Launceston
Lord Howe I
L Mackay
L Disappointment
L Amadeus
L Carnegie
L Eyre North
L Eyre South
L Torrens
L Gairdner
L Frome
AUSTRALIA
EDITION 1
Simple Conic Projection
HYPSOMETRIC TINTS
BATHYMETRIC TINTS
2000 1500 1000 500 200 0 200
Heights and depths are shown in metres
Populated places
Greater than 1 000 000
100 001 - 1 000 000
20 000 - 100 000
Less than 20 000
Population figures based on 1991 Census data
Road, principal
Selected railways
Spot elevation
State boundary
River, perennial
River, non-perennial
Lake, perennial
Lake, non-perennial
Reef
Australian Report Map
© copyright Commonwealth of Australia
(Geoscience Australia) 1995

TABLE OF CONTENTS

Page

ABOUT THIS PROSPECTUS	ii
Forward-Looking Statements	ii
Presentation of Financial and Other Information	iii
USE OF PROCEEDS	1
THE COMMONWEALTH OF AUSTRALIA GUARANTEE	2
Enforcement of Civil Liabilities	3
PLAN OF DISTRIBUTION	5
OFFICIAL DOCUMENTS AND STATEMENTS	5
VALIDITY OF THE GUARANTEE	5
AUTHORISED AGENT IN THE UNITED STATES	5
WHERE YOU CAN FIND MORE INFORMATION	5

i

ABOUT THIS PROSPECTUS

The Government of the Commonwealth of Australia has prepared this prospectus in connection with offerings registered under the Securities Act of 1933 of ADI Debt Securities issued by ADIs that are covered by the ADI Guarantee Scheme.

This prospectus provides you with a general description of the Guarantee. Each time the Commonwealth of Australia guarantees an issue of ADI Debt Securities to be offered in an offering registered under the Securities Act of 1933, it will file with the U.S. Securities and Exchange Commission, which we refer to as the "Commission", a prospectus supplement identifying the issue of ADI Debt Securities to which the Guarantee relates. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. If the information in this prospectus differs from any prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and the accompanying prospectus supplement, together with the additional information described under "Where You Can Find More Information" in this prospectus.

The information contained or incorporated by reference herein is not to be construed as legal, business or tax advice.  This prospectus summarises material documents and other information, and we refer you to them for a more complete understanding of what we discuss herein.  In making an investment decision, you must rely on your own examination of the Commonwealth of Australia, the Guarantee and the offering.

You should rely only on the information provided in this prospectus and in any prospectus supplement.  Neither we, nor any underwriters or agents, have authorised anyone to provide you with different information.  We are not offering the Guarantee of ADI Debt Securities in any jurisdiction where the offer is prohibited.  You should not assume that the information in the registration statement, this prospectus or any prospectus supplement is truthful or complete at any date other than the date mentioned on the cover page of these documents.

This prospectus and the accompanying prospectus supplement are not, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which the offer or solicitation is not authorised or in which the person making the offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make an offer or solicitation. See "Plan of Distribution" in this prospectus.

The Commonwealth of Australia has not participated in the preparation of the registration statement, the prospectus or any related prospectus supplement of any ADI offering an issue of ADI Debt Securities to which the Guarantee relates. The Commonwealth of Australia has not approved any such registration statement, prospectus or prospectus supplement and does not assume any responsibility in relation to any such prospectus or prospectus supplement.

Forward-Looking Statements

This prospectus contains or incorporates by reference, and any accompanying prospectus supplement may contain or incorporate by reference, forward-looking statements.  These forward-looking statements can be identified by the use of forward-looking terminology, including the terms 'believes', 'forecasts', 'estimates', 'projects', 'expects', 'intends', 'may', 'will', 'seeks', 'would', 'could' or 'should' or, in each case, their negative or other variations or comparable terminology, or in relation to discussions of forecasts, policies, strategy, plans, objectives, goals, future events or intentions.

Forward-looking statements are statements that are not historical facts, including statements about the Commonwealth of Australia's beliefs and expectations. These statements are based on current plans, estimates and projections and, therefore, undue reliance should not be placed on them. Forward-looking statements speak only as of the date they are made. Although the Australian Government believes that the beliefs and expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such beliefs and expectations will prove to have been correct.

Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those expressed in any forward-looking statement.  Factors that could cause the actual outcomes to differ materially from those expressed or implied in forward looking statements include:

•	the international economy, and in particular the rates of growth (or contraction) of Australia's major trading partners;

ii

•	the effects of the global financial crisis;

•	changes in commodity prices and/or global demand for Australia's major export commodities;

•	increases or decreases in international and domestic interest rates;

•	increases or decreases in domestic consumption;

•	increases or decreases in Australia's labour force participation and productivity;

•	exchange rate fluctuations; and

•	increases or decreases in Australia's rate of inflation.

Presentation of Financial and Other Information

Statistical information included or incorporated by reference in this prospectus has been derived from official publications of, and information supplied by, a number of departments and agencies of the Commonwealth of Australia, including the Treasury of the Commonwealth of Australia, the Department of Finance and Deregulation, the Reserve Bank of Australia (the "RBA") and the Australian Bureau of Statistics ("ABS").  Some statistical information included or incorporated by reference in this prospectus has also been derived from information publicly made available by the International Monetary Fund (the "IMF") and the Organisation for Economic Co-operation and Development (the "OECD").  Similar statistics may be obtainable from other sources, but the underlying assumptions, methodology and, consequently, the resulting data may vary from source to source.  In addition, statistics and data published by a department or agency of the Commonwealth of Australia may differ from similar statistics and data produced by other departments or agencies due to differing underlying assumptions or methodology.  Certain historical statistical information contained or incorporated by reference in this prospectus is based on estimates that the Commonwealth of Australia and/or its departments or agencies believe to be based on reasonable assumptions.  The Commonwealth of Australia's official financial and economic statistics are subject to review as part of a regular confirmation process. Accordingly, financial and economic information may be subsequently adjusted or revised. While the Australian Government does not expect revisions to be material, no assurance can be given that material changes will not be made.  The Commonwealth of Australia adheres to the IMF's Special Data Dissemination Standards, which guide members in the dissemination of economic and financial data to the public.

The registration statement incorporates by reference the Commonwealth of Australia's most recent Annual Report on Form 18-K and any amendments thereto from time to time.  See "Where You Can Find More Information" in this prospectus.  As required by Form 18-K, the Commonwealth's most recent budget is filed as an exhibit to its annual report.  In addition, other Australian Government budgetary papers may from time to time be filed as exhibits to amendments to those annual reports.  Those budgetary papers contain forward-looking statements that are not historical facts, including statements about the Australian Government's beliefs and expectations for the forthcoming budget period. Those statements are or will be based on plans, estimates and projections that are current only as of the original date of release by the Australian Government of those budgetary papers and speak only as of the date they are so made.  The information included in those budgetary papers may also have changed since that date.  In addition, these budgets are prepared for government planning purposes, not as future predictions, and actual results may differ and have in fact differed, in some cases materially, from results contemplated by the budgets.  Therefore, you should not rely on the information in those budgetary papers.  If the information included or incorporated by reference in this prospectus or any prospectus supplement differs from the information in those budgetary papers, you should consider only the most current information in the prospectus supplement or this prospectus.  You should read all the information in this prospectus and the accompanying prospectus supplement, together with the additional information described under "Where You Can Find More Information" in this prospectus.

References in this prospectus to "Australian dollars," "A$," "dollars" or "$" are to the lawful currency of the Commonwealth of Australia and references in this prospectus to "U.S. dollars" or "US$" are to the lawful currency of the United States.

References in this prospectus to statutes followed by "(Cth)" are to legislation enacted by the Federal Parliament of the Commonwealth of Australia.

iii

USE OF PROCEEDS

The Commonwealth of Australia will not receive any proceeds from investors from the issuance of the Guarantee of ADI Debt Securities.  No separate consideration will be payable by investors for the Guarantee of ADI Debt Securities. The issuer of any ADI Debt Securities guaranteed by the Commonwealth of Australia under the ADI Guarantee Scheme will receive the proceeds from their offer and sale.

The Commonwealth of Australia will charge each ADI issuing ADI Debt Securities guaranteed under the ADI Guarantee Scheme a fee in accordance with the Australian Government Guarantee Scheme for Large Deposits and Wholesale Funding Scheme Rules.

1

THE COMMONWEALTH OF AUSTRALIA GUARANTEE

In November 2008, in order to promote financial system stability and ensure the continued flow of credit through the economy at a time of heightened turbulence in international capital markets, the Government of the Commonwealth of Australia implemented the ADI Guarantee Scheme.  The Commonwealth of Australia has executed a Deed of Guarantee (the "Deed of Guarantee") and adopted the Australian Government Guarantee Scheme for Large Deposits and Wholesale Funding Scheme Rules (the "Scheme Rules") to give effect to the ADI Guarantee Scheme.

Under the ADI Guarantee Scheme, ADIs may apply to the Reserve Bank of Australia as the administrator of the ADI Guarantee Scheme (the "Scheme Administrator") to have senior unsecured debt instruments with maturities of up to 60 months that satisfy the eligibility criteria set out in the Scheme Rules guaranteed by the Commonwealth of Australia.  In its discretion, the Commonwealth of Australia may issue an "Eligibility Certificate", which evidences that the liability specified therein is guaranteed by the Commonwealth of Australia under the Deed of Guarantee, creating what we refer to as the "Guarantee".

Under the Scheme Rules, eligible obligations of ADIs (other than foreign ADIs) include: (1) senior unsecured debt instruments with maturities up to 15 months which are not complex and fall into the categories of (A) bank bills, (B) certificates of deposit or transferable deposits, (C) debentures or (D) commercial paper; and (2) senior unsecured debt instruments with maturities of 15 to 60 months which are not complex and fall into the categories of (A) bonds, (B) notes or (C) debentures.  Eligible obligations of foreign ADIs include senior unsecured debt instruments with maturities up to 15 months which are not complex and fall into the categories of (A) bank bills, (B) certificates of deposit or transferable deposits, (C) debentures or (D) commercial paper

The following is a summary of the material terms of the Deed of Guarantee and the Scheme Rules, and is qualified in its entirety by reference to the full text of those documents, which have been filed as exhibits to the Registration Statement of which this prospectus forms a part.

Under the Deed of Guarantee, the Commonwealth of Australia irrevocably:

•
guarantees to the persons to whom such liabilities are owed (each, a "beneficiary") the payment by each ADI of liabilities that are the subject of an Eligibility Certificate (the "Guaranteed Liabilities"); and

•
undertakes in favour of such persons that, whenever an ADI does not pay a Guaranteed Liability on the date on which it becomes due and payable, the Commonwealth of Australia shall, upon a claim by a beneficiary made in accordance with the Scheme Rules, and following the expiry of any applicable grace period, pay the Guaranteed Liability in accordance with the Scheme Rules.

The Commonwealth of Australia will not be liable under the Deed of Guarantee in respect of any Guaranteed Liability that has been varied, amended, waived, released, novated, supplemented, extended or restated in any material respect without the written consent of the Commonwealth of Australia.

A holder of securities that benefits from the Guarantee will not receive payment under the Guarantee if they fail to follow the Scheme Rules for submission of claims.  A claim by a beneficiary for payment under the Guarantee must be in writing and made in the form of Schedule 8 to the Scheme Rules and delivered to the Scheme Administrator.  A claim that is not made in the form of Schedule 8 is not a valid claim and shall be treated as not having been made.  A valid claim is one that establishes that the amount claimed:

•	is due to the beneficiary;

•	remains unpaid despite the beneficiary having made a claim on the ADI;

•	is in respect of a Guaranteed Liability with a due date on or before the expiration of the relevant Eligibility Certificate; and

•
has not been paid, and is not eligible to be claimed by the beneficiary in accordance with the Financial Claims Scheme in Division 2AA of the Banking Act 1959 (Cth) (which generally applies to claims in relation to deposits of eligible ADIs (other than foreign ADIs) of less than $1,000,000).

2

The Commonwealth of Australia shall pay to the beneficiary the amount specified in a valid claim.  There is no designated period within which the Commonwealth of Australia is required to make payments after it receives a valid claim.  All payments will be made in the currency in which the Guaranteed Liability is denominated.

The Commonwealth of Australia may amend the terms of the Deed of Guarantee or the Scheme Rules at any time in its discretion by publishing the amendment on the website referred to in the Scheme Rules (which is currently www.guaranteescheme.gov.au), which amendment will be filed as an exhibit to the Registration Statement of which this prospectus forms a part; provided that (except insofar as such amendment is required by law) such amendment does not reduce the Commonwealth of Australia's obligations to the beneficiaries in a manner which is prejudicial to the interests of the beneficiaries in respect of any subsisting Guaranteed Liability.  The contents of the website are not incorporated by reference into this prospectus.

ADIs whose liabilities are guaranteed under the ADI Guarantee Scheme are subject to a number of obligations under the Scheme Rules, including the obligation to:

•
provide a counter-indemnity deed indemnifying the Commonwealth of Australia against all liabilities, costs and expenses that it may incur in consequence of or arising from guaranteeing the ADIs' obligations;

•	provide written reports to the Scheme Administrator; and

•	pay specified fees to the Commonwealth of Australia for the Guarantee.

However, the Scheme Rules provide that a beneficiary's rights in relation to a Guaranteed Liability shall not be prejudiced by the failure of an ADI to comply with the Scheme Rules.

The Deed of Guarantee is governed by, and shall be construed in accordance with, and any matter related to it is to be governed by, the law of the State of New South Wales, Australia.

The Guarantee of ADI Debt Securities is irrevocable and ranks equally with other unsecured debts and financial obligations of the Commonwealth of Australia.

Each issue of ADI Debt Securities to which the Guarantee relates will be identified in a prospectus supplement that will accompany this prospectus.  No consideration separate from that paid for the ADI Debt Securities will be paid for the Guarantee of ADI Debt Securities.  See "Use of Proceeds" in this prospectus.

If the Commonwealth of Australia does not perform its obligations under the Guarantee, beneficiaries may be required to commence proceedings in Australia to enforce their rights.  See "The Commonwealth of Australia Guarantee—Enforcement of Civil Liabilities" in this prospectus.

For further information about the ADI Guarantee Scheme, see "Government Finance—Guarantees and Other Contingent Liabilities—Commonwealth Initiatives to Enhance the Stability of the Australian Financial System" in the Description of the Commonwealth of Australia included as Exhibit D to the Commonwealth of Australia's Annual Report on Form 18-K for the fiscal year ended 30 June 2009.

Enforcement of Civil Liabilities

The Commonwealth of Australia is a sovereign state.  The Commonwealth of Australia has not agreed to waive any sovereign immunity or immunity from personal jurisdiction in respect to any action brought in the courts of the United States or elsewhere (except the courts of competent jurisdiction in Australia), nor has it appointed an agent in New York upon which process may be served for any purpose.

As a consequence, it may be that the Commonwealth of Australia's obligations under the Deed of Guarantee can only be enforced in an Australian court of competent jurisdiction. In any suit in an Australian court of competent jurisdiction relating to the Deed of Guarantee, the Commonwealth of Australia would not be entitled to any defence based on Crown or sovereign immunity. If investors are able to invoke the jurisdiction of a foreign court in respect of the Guarantee or any other claim against the Commonwealth of Australia under the Deed of Guarantee or otherwise, it may be difficult for investors to obtain or realise upon judgments of foreign courts against the Commonwealth of Australia.  Furthermore, it may be difficult for investors to enforce in Australia or elsewhere the judgments of foreign courts against the Commonwealth of Australia.  The Deed of Guarantee does not contain any submission to the jurisdiction of the courts of a foreign jurisdiction or any waiver of any immunity

3

that might be available to the Commonwealth of Australia under the law of any foreign jurisdiction or in respect to any claim brought against the Commonwealth of Australia in any such foreign jurisdiction for any reason.

Under the applicable provisions of the Judiciary Act 1903 (Cth), no execution or attachment may be issued against the property or revenues of the Commonwealth of Australia pursuant to the Guarantee.  However, on receipt of the certificate of a judgment against the Commonwealth of Australia the Minister for Finance and Deregulation is obligated to satisfy the judgment out of moneys legally available.  Payment could not be made by the Commonwealth of Australia in satisfaction of any judgment except from moneys appropriated by the Australian Parliament.  The Australian Parliament has passed legislation appropriating the Consolidated Revenue Fund and authorising the borrowing of moneys for the purposes of paying claims under the Deed of Guarantee in accordance with the Scheme Rules.

4

PLAN OF DISTRIBUTION

The Commonwealth of Australia will not participate in the offering or sale of any of the ADI Debt Securities to which the Guarantee relates and will pay no compensation to any underwriters in connection with the issuance of the Guarantee.  The plan of distribution for each issue of guaranteed ADI Debt Securities will be described in the registration statement and the prospectus and/or any related prospectus supplement of the ADI offering the relevant issue of ADI Debt Securities.

The Commonwealth of Australia has not agreed to indemnify any underwriter against civil liabilities under the Securities Act of 1933 or to contribute payments which the underwriters may be required to make in respect thereof.

Except as may otherwise be provided in any prospectus supplement relating to the related ADI Debt Securities, the Guarantee may be offered in those jurisdictions in the United States, Europe and Asia where it is legal to make such offers.

OFFICIAL DOCUMENTS AND STATEMENTS

Information included or incorporated by reference in this prospectus or any prospectus supplement which is identified as being derived from a publication of the Australian Government or one of its agencies or instrumentalities is included or incorporated by reference in this prospectus or such prospectus supplement on the authority of such publication as a public official document of the Australian Government. All other information included or incorporated by reference in this prospectus and in the Registration Statement is included or incorporated by reference as a public official statement and has been reviewed by Dr Ken Henry AC, Secretary of the Treasury of the Commonwealth of Australia, in his official capacity, and is included or incorporated by reference herein on his authority. Except as may otherwise be provided in any prospectus supplement, all other information included or incorporated by reference in such prospectus supplement will be included or incorporated by reference as a public official statement and will be reviewed by Dr Ken Henry AC, in his official capacity, and will be included or incorporated by reference therein on his authority.

VALIDITY OF THE GUARANTEE

Except as may otherwise be provided in any prospectus supplement, at the time of each issue of ADI Debt Securities the validity of the Deed of Guarantee will be passed upon for the Commonwealth of Australia by the Australian Government Solicitor, Lionel Murphy Building, 50 Blackall Street, Barton ACT 2600, Australia.  As to certain matters of United States federal law, the Commonwealth of Australia is represented by Skadden, Arps, Slate, Meagher & Flom, Level 13, 131 Macquarie Street, Sydney, NSW 2000, Australia.

AUTHORISED AGENT IN THE UNITED STATES

The name and address of the authorised agent of the Commonwealth of Australia in the United States is Mr. David Pearl, Minister - Counsellor (Economic), Australian Embassy, 1601 Massachusetts Avenue, N.W., Washington, D.C. 20036.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a Registration Statement that the Commonwealth of Australia filed with the Commission using a shelf registration process. This prospectus does not contain all of the information provided in the Registration Statement. For further information, you should refer to the Registration Statement.

The Commonwealth of Australia files annual reports and other information with the Commission relating to the Guarantee of ADI Debt Securities. You can request copies of these documents, upon payment of a duplicating fee, by writing to the Commission. You may also read and copy these documents at the Commission's public reference room in Washington, D.C. or at the Commission's regional offices:

100 F Street, NE
Washington, D.C. 20549

3 World Financial Center, Suite 400
New York, NY 10281-1022

5

75 W. Jackson Boulevard, Suite 900
Chicago, IL 60604

Please call the Commission at 1-800-SEC-0330 for further information. In addition, the Commission maintains a website that contains reports, statements and other information regarding issuers that file electronically with the Commission. The address of the Commission's website is www.sec.gov.  The contents of this website are not incorporated by reference into this prospectus.

The Commission allows the Commonwealth of Australia to incorporate by reference some information that the Commonwealth of Australia files with the Commission. Documents incorporated by reference are considered part of this prospectus. The Commonwealth of Australia can disclose important information to you by referring you to those documents. Information that the Commonwealth of Australia later files with the Commission will update and supersede this incorporated information. The following documents are incorporated by reference in this prospectus and any accompanying prospectus supplement:

•	the Commonwealth of Australia's Annual Report on Form 18-K for the fiscal year ended 30 June 2009 (File No. 033-09835), filed with the Commission on 24 November 2009; and

•	each subsequent annual report on Form 18-K and any amendment on Form 18-K/A filed after the date of this prospectus and before the Guarantee of a relevant issue of ADI Debt Securities is sold,

in each case, other than any deed of guarantee, scheme rules, eligibility certificates, agreements for offering Commonwealth guaranteed securities, statements of expenses, opinions of Australian Government Solicitor and consents relating to the Australian Government Guarantee of State and Territory Borrowing, and any other exhibits specifically designated in such annual reports as not being incorporated by reference in the Registration Statement, this prospectus or any accompanying prospectus supplement.

6

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

UNDERTAKINGS

The Commonwealth of Australia hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)           to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii)           to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however,  that the Commonwealth of Australia shall not be required to file a post-effective amendment otherwise required by clause (i) or clause (ii) above if the information required to be included in a post-effective amendment is contained in any report filed under the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement.

(2)           That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment, that contains a form of prospectus, shall be deemed to be a new registration statement relating to the securities covered thereby, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Commonwealth of Australia's annual report on Form 18-K or amendments thereto under the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

EXPENSES

An itemised statement showing estimated expenses of the Commonwealth of Australia, other than underwriting discounts and commissions, in connection with the sale of the Guarantee of each issue of ADI Debt Securities will be provided in an exhibit to this Registration Statement, a post-effective amendment to this Registration Statement relating to the Guarantee of the relevant issue of ADI Debt Securities or a report filed under the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement.

AGREEMENT TO PROVIDE LEGAL OPINION

The Commonwealth of Australia agrees to furnish a copy of the opinion of the Australian Government Solicitor with respect to the legality of the Guarantee of ADI Debt Securities in an exhibit to this Registration Statement, a post-effective amendment to this Registration Statement relating to the Guarantee of the relevant issue of ADI Debt Securities or a report filed under the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement.

1

CONTENTS OF REGISTRATION STATEMENT

This Registration Statement comprises:

(1)           the facing sheet;

(2)           the cross-reference sheet;

(3)           Part I, consisting of the Prospectus;

(4)           Part II, consisting of pages numbered II-1 to II-6; and

(5)           the following exhibits:

A.	Deed of Guarantee in respect of the Australian Government Guarantee Scheme for Large Deposits and Wholesale Funding.*

B.
Australian Government Guarantee Scheme for Large Deposits and Wholesale Funding Rules, including Sample List of Deposit Accounts, Guidelines on Interpretation of 'Not Complex' for the purposes of Schedule 3 – Eligibility Criteria, Guidance Note on the Waiver of the Eligibility Certificate Fee for Statutory Trust Accounts, Statutory Trust Account Exemption – List of Example Accounts, Guidelines on Additional Requirements for Foreign Authorised Deposit-Taking Institutions for the Purposes of Schedule 2 – Application, and Revised Guidance Note on the Calculation of the Eligibility Certificate Fee for Account-Holders with Statutory Trust Accounts.

C.	Eligibility Certificate(s).***

D.	Form of Agreement for Offering Commonwealth Guaranteed Securities by and among the Commonwealth, the relevant ADI and representatives of the Underwriters.**

E.	Agreement for Offering Commonwealth Guaranteed Securities by and among the Commonwealth, the relevant ADI and representatives of the Underwriters.***

F.	Itemised list of estimated expenses incurred or borne by or for the account of the Commonwealth of Australia in connection with the sale of the Guarantee of each issue of ADI Debt Securities.***

G.	Opinion of Australian Government Solicitor with respect to the legality of the Guarantee of ADI Debt Securities.***

H.	Consent of Dr. Ken Henry AC, Secretary of the Treasury of the Commonwealth of Australia.

I.	Consent of Australian Government Solicitor (included in Exhibit G).***

*	Filed on 17 February 2009 with the initial filing of this Registration Statement.

**	Filed on 29 June 2009 with Pre-Effective Amendment No. 2 to this Registration Statement.

***
To be filed as an exhibit to a post-effective amendment to this Registration Statement relating to the Guarantee of the relevant issue of ADI Debt Securities or in a report filed under the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement.

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The agreements included as exhibits to this Registration Statement contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•
may have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and may be subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time.  The Commonwealth of Australia acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Registration Statement not misleading.  Additional information about the Commonwealth of Australia may be found elsewhere in this Registration Statement and in the Commonwealth of Australia's other public filings, which are available without charge through the Commission's website at www.sec.gov.  The contents of this website are not incorporated by reference into this Registration Statement.  See "Where You Can Find More Information" in the prospectus.

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SIGNATURES

REGISTRANT:

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorised, in the City of Canberra, Australia on 22 December 2009.

By:	/s/ Dr Ken Henry AC
	Name:	Dr Ken Henry AC
	Title:	Secretary of the Treasury of the
Commonwealth of Australia

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AUTHORISED AGENT IN THE UNITED STATES
TO RECEIVE NOTICES AND COMMUNICATIONS
FROM THE SECURITIES AND EXCHANGE COMMISSION:

Pursuant to the requirements of the Securities Act of 1933, the undersigned, the duly authorised agent of the Commonwealth of Australia in the United States to receive notices and communications from the Securities and Exchange Commission, has signed this Post-Effective Amendment No. 1 to the Registration Statement in Washington, D.C. on 22 December 2009.

By:	/s/ Mr. David Pearl
	Name:	Mr. David Pearl
	Title:	Minister - Counsellor (Economic)
Australian Embassy
Washington, D.C.
Authorised Agent in the United States to receive notices and communications from the Securities and Exchange Commission

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INDEX TO EXHIBITS

Exhibit No.	Description

A.	Deed of Guarantee in respect of the Australian Government Guarantee Scheme for Large Deposits and Wholesale Funding.*

B.
Australian Government Guarantee Scheme for Large Deposits and Wholesale Funding Rules, including Sample List of Deposit Accounts, Guidelines on Interpretation of 'Not Complex' for the purposes of Schedule 3 – Eligibility Criteria, Guidance Note on the Waiver of the Eligibility Certificate Fee for Statutory Trust Accounts, Statutory Trust Account Exemption – List of Example Accounts, Guidelines on Additional Requirements for Foreign Authorised Deposit-Taking Institutions for the Purposes of Schedule 2 – Application, and Revised Guidance Note on the Calculation of the Eligibility Certificate Fee for Account-Holders with Statutory Trust Accounts.

C.	Eligibility Certificate(s).***

D.	Form of Agreement for Offering Commonwealth Guaranteed Securities between the Commonwealth, the relevant ADI and representatives of the Underwriters.**

E.	Agreement for Offering Commonwealth Guaranteed Securities by and among the Commonwealth, the relevant ADI and representatives of the Underwriters.***

F.	Itemised list of estimated expenses incurred or borne by or for the account of the Commonwealth of Australia in connection with the sale of the Guarantee of each issue of ADI Debt Securities.***

G.	Opinion of Australian Government Solicitor with respect to the legality of the Guarantee of ADI Debt Securities.***

H.	Consent of Dr Ken Henry AC, Secretary of the Treasury of the Commonwealth of Australia.

I.	Consent of Australian Government Solicitor (included in Exhibit G).***

*	Filed on 17 February 2009 with the initial filing of this Registration Statement.

**	Filed on 29 June 2009 with Pre-Effective Amendment No. 2 to this Registration Statement.

***
To be filed as an exhibit to a post-effective amendment to this Registration Statement relating to the Guarantee of the relevant issue of ADI Debt Securities or in a report filed under the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement.

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